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                       PRUDENTIAL SECURITIES INCORPORATED

                              UNIT INVESTMENT TRUST
                                 CODE OF ETHICS


         1. Purpose

         This Code of Ethics ("Code") is adopted in connection with unit investment trusts ("Trusts") sponsored by Prudential Securities Incorporated ("PSI") to comply with the requirements of the Investment Company Act of 1940, as amended (the "Act"). This Code is intended to provide assurance that management and employees of PSI act in the best interest of PSI's clients and Trust unitholders in accordance with the following general principles:

         (a) The duty at all times to place the interests of unitholders first. PSI personnel should scrupulously avoid serving their own personal interests ahead of unitholder and Trust interests in any decision relating to their personal investments.

         (b) The requirement that all personal securities transactions be conducted consistent with the Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility. PSI personnel must not only seek to achieve technical compliance with the Code but should strive to abide by its spirit and the principles articulated herein.

         (c) The fundamental standard that management and employees should not take inappropriate advantage of their positions. PSI personnel must avoid any situation that might compromise, or call into question, their exercise of fully independent judgment in the interest of unitholders, including, but not limited to, the receipt of unusual investment opportunities, perquisites, or gifts of more than a de minimis value from persons doing or seeking business with any Trust.

         Rule 17j-1, under the Act, makes it unlawful for any affiliated person of PSI, with regard to any Trust for which PSI is the principal underwriter, in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired by such Trust:


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         (1)      To employ any device, scheme or artifice to defraud such
                  Trust;

         (2) To make to such Trust any untrue statement of a material fact or omit to state to such Trust a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

         (3) To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any such Trust; or

         (4) To engage in any manipulative practice with respect to such Trust.

         2. Definition

         (a) "Access Person" means (1) any director or officer who, in the ordinary course of his business, makes, participates in, or obtains information regarding the purchase or sale of a covered security (as defined in Rule 17j-1) (a "Security") by or for the Trust, or whose functions or duties as part of the ordinary course of his business relate to the making of any recommendation to such Trust regarding the purchase or sale of Securities and (2) any employee who, in connection with his regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Securities by a Trust or whose functions relate to the making of any recommendation with respect to the purchases or sales of Securities by a Trust.

         (b) The Officer in Charge of the PSI Unit Investment Trust Department ("Trust Officer") means the person designated by PSI (including his or her designee) as having responsibility for compliance with the requirements of the Code.

         3. Applicability

         Defined terms herein, unless defined otherwise, shall have the meaning for such term contained in Rule 17(j)-l under the Act. The prohibitions described below will only apply to a transaction in a Security in which the designated Access Person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership.

         4. Prohibited Purchases and Sales

         A. Initial Public Offerings

         No Access Person may acquire any Securities in an initial public offering.

         B. Private Placements

         No Access Person may acquire any Securities in a private placement without prior approval from the Trust Officer.

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         C. Black-out Periods

         (i) Except as provided in Section 5 below, Access Persons are prohibited from executing a Securities transaction on a day during which any Trust has a pending "buy" or "sell" order in the same or an equivalent Security and until such time as that order is executed or withdrawn unless prior approval has been received from the Trust Officer or if the Trust Officer or his/her supervisor intends to make such transaction, from their immediate supervisor.

         (ii) Access Persons are prohibited from buying or selling a Security within 90 days from the date on which such security was purchased or sold, unless prior approval has been received from the Trust Officer.

         (iii)    If trades are effected during the periods proscribed in (i) or
                  (ii) above, except as provided in (iv) below with respect to
                  (i) above, any profits realized on such trades will be immediately required to be disgorged to the Trust.

         (iv) A transaction by Access Persons inadvertently effected during the period proscribed in (i) above will not be considered a violation of the Code and disgorgement will not be required so long as the transaction was effected in accordance with the preclearance procedures described in Section 6 below and without prior knowledge of trading by the Trust in the same or an equivalent Security.

         D. Short-Term Profits

         Except as provided in Section 5 below, Access Persons are prohibited from profiting from a purchase and sale, or sale and purchase, of the same or an equivalent Security within any 90 calendar day period. If trades are effected during the proscribed period, any profits realized on such trades will be immediately required to be disgorged to the Trust.

         5. Exempted Transactions

         The prohibitions of Sections 4(C) and 4(D) will not apply to the following:

         (a) Purchases or sales of Securities effected in any account over which the Access Person has no direct or indirect influence or control or in any account of the Access Person which is managed on a discretionary basis by a person other than such Access Person and with respect to which such Access Person does not in fact influence or control such transactions.

         (b) Purchases or sales of Securities (or their equivalents) which are not eligible for purchase or sale by any Trust.

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         (c) Purchases or sales of Securities which are non-volitional on the part of either the Access Person or the Trust.

         (d) Purchases of Securities which are part of an automatic dividend reinvestment plan.

         (e) Purchases effected upon the exercise of rights issued by a issuer pro rata to all holders of a class of its Securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

         (f) One or more Securities transactions on any one day involving 100 shares or less in the aggregate.

         (g) Purchases or sales of Securities which receive the prior approval of the Trust Officer (such person having no personal interest in such purchases or sales), based on a determination that no abuse is involved and that such purchases and sales are not likely to have any economic impact on the Trust or on its ability to purchase or sell Securities of the same class or other Securities of the same issuer.

         6. Preclearance

         Access Persons must preclear all personal Securities investments with the exception of those identified in Section 5 above.

         All requests for preclearance must be submitted to the Trust Officer or in instances where such Trust Officer or his/her supervisor is seeking preclearance, then from his/her immediate supervisor. All approved orders must be executed by the close of business on the day preclearance is granted; provided, however, that approved orders for Securities traded in foreign markets may be executed within two (2) business days from the date preclearance is granted. If any order is not timely executed, a request for preclearance must be resubmitted.

         7. Records of Securities Transactions and Post-Trade Review

         The Trust Officer or his/her supervisor is required to review on a timely basis the personal securities transactions of Access Persons for all securities accounts in which such persons have a beneficial ownership interest.

         8. Transaction and Accounts Covered

         (a) All securities transactions, except for transactions involving exempt securities listed in Section 5 of this Code must be reported in the next quarterly transaction report after the transaction is effected.

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         (b) Every Access Person must file a report when due even if such person made no purchases or sales of securities during the period covered by the report.

         9. Time of Reporting

         Reports of personal transactions must be made within 10 calendar days after the end of each calendar quarter.

         10. Disclosure of Personal Holdings

         Upon commencement of employment and thereafter on an annual basis, Access Persons must disclose all personal securities accounts. Persons becoming Access Persons must, within 10 days of becoming Access Persons, provide a list of Securities.

         11. Gifts

         Access Persons are prohibited from receiving any gift or other thing of more than $100 in value from any person or entity that does business with or on behalf of any Trust. Occasional business meals or entertainment (theatrical or sporting events, etc.) are permitted so long as they are not excessive in number or cost.

         12. Service As A Director

         Access Persons are prohibited from serving on the boards of directors of publicly traded companies, absent prior authorization by the Law Department based upon a determination that the board service would be consistent with the interests of any Trust. In the limited instances that such board service is authorized, such persons will be isolated from those making investment decisions affecting transactions in Securities issued by any publicly traded company on whose board such person serves as a director through the use of "Chinese Wall" or other procedures designed to address the potential conflicts of interest.

         13. Certification of Compliance with the Code

         Access Persons are required to certify annually as follows:

         (a) that they have read and understood the Code;

         (b) that they recognize that they are subject to the Code;

         (c) that they have complied with the requirements of the Code; and

         (d) that they have disclosed or reported all personal Securities transactions required to be disclosed or reported pursuant to the requirements of the Code.

         14. Code Violations

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         All violations of the Code will be reported to the PSI Law Department immediately. PSI may take such action as it deems appropriate including termination of employment.

         15. Review by the Compliance Department

         The Compliance Department will periodically review the effectiveness of the Code and its procedures and if and, where applicable, will recommend changes or modifications.

         16. PSI Compliance Policies and Procedures In the event PSI's Compliance Policies and Procedures impose more stringent requirements than those imposed under this Code, all Access Persons will be required to adhere and comply with those more stringent Policies and Procedures.

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THIS ACKNOWLEDGMENT IS TO BE SIGNED AND RETURNED BY UNIT INVESTMENT TRUST
EMPLOYEES

TO:
   -------------------------------
FROM:
     -----------------------------
           (print name)

I have received a copy of the Unit Investment Trust Code of Ethics, dated March 1, 2000. I have read the Code, agree to conduct my activities in accordance therewith and understand and agree that a failure to observe the policies, procedures and guidelines therein and any amendments thereto may subject me to disciplinary action.


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(signature)                                       (date)

Retention Period: This form must be retained for a period of at least five years in an easily accessible place.


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               Unit Investment Trust Employee Trade Approval Form
                  (to be completed by employee prior to trade)

Date:
     ---------------------------

Name of Employee:
                 ---------------------------------------------------------------

Trade approval requested for: Purchase                      Sale
                                      ---------------------     ----------------

Security Description:
                     -----------------------------------------------------------

Amount:
       -------------------------

Price Expected:
               ------------------------

o        Have you purchased or sold this security (or derivative thereof) in any
         quantity during the past 90 calendar days?         Yes       No
                                                               ------   -------

o        Are you aware of any open or pending unit investment trust orders as it
         relates to the security?                           Yes       No
                                                               ------   -------


o        Are you in possession of inside information as it relates to the
         security?                                          Yes       No
                                                               ------   -------


AUTHORIZATION HAS BEEN: GRANTED              DENIED
                               ------------        ------------

-------------------------------------------     ------------------
Manager Signature                                     Date


o        Did you notify the Control Unit?                   Yes       No
                                                               ------   -------



I certify that all of the above is true, accurate and complete.


-------------------------------------------     ------------------
Signature of Employee                                 Date

*  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *
               This authorization is valid for one business day.

Retention Period: This form must be retained for a period of at least five years in an easily accessible place.